Exhibit 99.1

TigerLogic Announces Appointment of Brad Timchuk as CEO and Justin Garrity as President

Company to Continue Leveraging Postano and Omnis Success

Portland, OR —September 8, 2014—TigerLogic Corporation (Nasdaq: TIGR) today announced senior leadership changes, further strengthening the company’s executive team. Brad Timchuk has been promoted to Chief Executive Officer and Justin Garrity to the position of President, effective immediately, following the retirement of Richard W. Koe, who has served as the company’s CEO and President since 2009. Timchuk previously served as the company’s Senior Managing Director of Strategy and Garrity served as the company’s Senior Vice President of Postano. Koe will continue to serve as Chairman of TigerLogic’s Board of Directors.

“I am delighted that TigerLogic is in the position to capitalize on the strength and experience of a highly capable leadership team to continue the company’s transformation and our commitment to our customers and shareholders,” said Koe. “Brad and Justin have been instrumental in driving our new customer acquisitions, products, and partnerships. With the accelerating adoption of the Postano platform, and the rejuvenation of the Omnis business, this is the perfect time to pass the baton to Brad and Justin to take TigerLogic to new heights.”

“TigerLogic has developed a comprehensive roster of products that inherently change the way that brands engage with their customers and the way companies develop applications,” said Timchuk. “This is an exciting time for TigerLogic, its customers and partners.”

Mr. Timchuk joined TigerLogic in April 2014 and has been responsible for the company’s growth initiatives and strategic partnerships. Prior to joining TigerLogic, Mr. Timchuk spent over 15 years in executive leadership positions at both private and public companies, including as: CEO of Fuel Industries, a private youth engagement agency; VP of worldwide strategic accounts for ATG, a public software company acquired by Oracle; and, EVP of worldwide sales and marketing for TouchCommerce, a leading provider of customer engagement solutions. “We are pleased to have a proven executive with global enterprise, e-commerce, and digital media experience here to lead TigerLogic forward,” said Koe.

Mr. Garrity joined TigerLogic through the acquisition of Storycode, Inc. in January 2013. As Senior Vice President of Postano he made an immediate impact in the acceleration of the Postano product line.  Mr. Garrity has extensive experience in product design, experience design, branding, and marketing. Mr. Garrity served as Chief Creative Officer of Storycode until January 2013, and prior to that as Director of User Experience at Webtrends, a provider of digital marketing solutions.

“On behalf of the Board of Directors, I want to thank Rick for all the contributions he has made as CEO in recent years,” said Doug Marshall, TigerLogic’s longest tenured board member. “He has brought tremendous strategic vision to all aspects of the company to better position TigerLogic for new growth opportunities.”

About TigerLogic

TigerLogic Corporation (Nasdaq: TIGR) is a global provider in engagement solutions including the Omnis mobile development platform, Storycode full service app development agency, and Postano, a social media aggregation and display platform. For more information about TigerLogic and its products visit http://www.tigerlogic.com.  For more information about Postano visit http://www.postano.com.

Except for the historical statements contained herein, the foregoing release may contain forward-looking information, including statement about TigerLogic’s future success and growth opportunities.  Any forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to, the success of TigerLogic’s research and development efforts to develop new products and to penetrate new markets, the market acceptance of TigerLogic’s new products and updates, technical risks related to such products and updates, TigerLogic’s ability to maintain market share for its existing products, the availability of adequate capital and liquidity and other risks and uncertainties.  Please consult the various reports and documents filed by TigerLogic with the U.S. Securities and Exchange Commission, including but not limited to, TigerLogic’s most recent reports on Form 10-K and Form 10-Q for factors potentially affecting its future financial results. All forward-looking statements are made as of the date hereof, and TigerLogic disclaims any responsibility to update or revise any forward-looking statement provided in this news release.

TigerLogic, Postano, yolink, Raining Data, mvDesigner, Omnis, Omnis Studio, and Storycode are trademarks of TigerLogic Corporation. All other trademarks and registered trademarks are properties of their respective owners.

SOURCE: TigerLogic Corporation

Media contact:

Elliot Schimel

elliot.schimel@horngroup.com

646-202-9768